Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2011

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  880

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  18
	    Class C	      $  99
	    Class Y	      $  538


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.23

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.08
    	    Class C	      $ 0.11
	    Class Y	      $ 0.26


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2697

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               202
	    Class C               909
	    Class Y		  3444


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 14.99

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 14.72
	    Class C           $ 14.73
	    Class Y	      $ 14.96



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  217

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  0
	    Class C	      $  0
	    Class Y	      $  4



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.04

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.06

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         217

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B             8
	    Class C             22
	    Class Y		5543


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 10.50

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 10.32
	    Class C           $ 10.32
	    Class Y	      $ 10.46